UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38999	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Soquel Way
Sunnyvale, California 94085

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.         Unregistered Sales of Equity Securities.

The information contained under Item 8.01 below is hereby incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Item 8.01.         Other Events.

On April 22, 2025, BioCardia, Inc. (the “Company”) entered into a Securities Purchase and Registration Rights Agreement (the “Purchase Agreement”) relating to a private placement (the “Private Placement”) with certain qualified institutional buyers and institutional accredited investors, as well as certain members of the Company’s board of directors and executive officers of the Company (each, an “Investor” and, collectively, the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Investors (i) an aggregate of 406,818 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) and (ii) warrants to purchase an aggregate of 406,818 shares of the Company’s common stock, each of which will be exercisable at an exercise price equal to $1.905 per Share, subject to certain adjustments, and will be exercisable at any time on or after the Closing Date until the earlier of (x) 5:00 P.M., New York City time, on April 23, 2030 and (y) the approval by the Japanese Pharmaceuticals and Medical Devices Agency of the Company’s application of its CardiAMP Cell Therapy System (the shares of the Company’s common stock issuable upon exercise thereof or otherwise pursuant thereto collectively are referred to herein as the “Issuable Shares”; and the Issuable Shares, together with the Shares and such warrants, as applicable, the “Securities”) at a combined per unit purchase price equal to $1.905, which represented an “at the market” offering under Nasdaq rules. The directors and executive officers of the Company have agreed to purchase the following Securities in the Private Placement:

Name	Relationship to the Company	Approximate Investment Amount
Andrew Blank	Member of the Board	$250,000
Bill Facteau	Member of the Board	$25,000
Richard Krasno, Ph.D.	Member of the Board	$25,000
Simon H. Stertzer, M.D.	Member of the Board	$200,000
Peter Altman, Ph.D.	Chief Executive Officer of the Company and a member of the Board	$50,000
David McClung	Chief Financial Officer of the Company	$25,000

The gross proceeds of the Private Placement are expected to be approximately $775,000, before deducting transaction expenses. The Private Placement is expected to close on April 23, 2025, subject to the satisfaction of customary closing conditions (the “Closing Date”).

The Company intends to use the net proceeds from the Private Placement for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and will be issued pursuant to the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on the representations and warranties made by the Investors. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

In connection with the Private Placement, the Company agreed to provide for the resale of the Shares and Issuable Shares pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) on or prior to May 3, 2025. The Company has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as possible and to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until the earliest of (i) such date that all Registrable Securities (as such term is defined in the Purchase Agreement) have been sold pursuant to a registration statement under the Securities Act, (ii) the Registrable Securities may be sold without volume or manner of sale restriction pursuant to Rule 144 as promulgated by the SEC under the Securities Act and (iii) April 22, 2027.

The foregoing descriptions of the Securities are not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, including Exhibit A thereto, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Securities Purchase and Registration Rights Agreement, dated April 22, 2025, by and among the Company and the Investors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

/s/ Peter Altman, Ph.D.
Peter Altman, Ph.D.
President and Chief Executive Officer

Date: April 23, 2025